Registration No. 333-_________

As filed with the United States Securities and Exchange Commission on August 7, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Orion Energy Systems, Inc.

(Exact name of Registrant as specified in its charter)

Wisconsin	39-1847269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

2210 Woodland Drive, Manitowoc, Wisconsin	54220
(Address of principal executive offices)	(Zip code)

Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated

(Full title of the plan)

Securities registered pursuant to Section 12(b) of the act:

J. Per Brodin	Copy to:
Chief Financial Officer	Garrett F. Bishop, Esq.
Orion Energy Systems, Inc.	Foley & Lardner LLP
2210 Woodland Drive	777 East Wisconsin Avenue
Manitowoc, Wisconsin 54220	Milwaukee, Wisconsin 53202
(920) 892-9340	(414) 271-2400
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an "emerging growth company". See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 300,000 additional shares of common stock, no par value (the “Common Stock”), of Orion Energy Systems, Inc. (the “Company” or the “Registrant”) in connection with the Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (the “Plan”), as a result of the approval by the Company’s shareholders of an increase in the number of shares of Common Stock reserved under the Plan at the Company’s 2026 annual meeting of shareholders.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-213042) filed on August 10, 2016, its Registration Statement on Form S-8 (Registration No. 333-233180) filed on August 9, 2019 and its Registration Statement on Form S-8 (Registration No. 333-273921) filed on August 11, 2023, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Commission as part of this Form S-8 Registration Statement

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit Description
(4.1)

Amended and Restated Articles of Incorporation of Orion Energy Systems, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission on August 20, 2007).

(4.2)

Articles of Amendment to Amended and Restated Articles of Incorporation and Orion Energy Systems, Inc., effective August 22, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2025).

(4.3)

Second Amended and Restated Bylaws of Orion Energy Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).

(4.4)

Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 23, 2026).

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).*
(23.1)	Consent of BDO USA, P.C.*
(23.2)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5).*
(24)	Powers of Attorney (included on the signature page to this Registration Statement).*
(107)	Filing Fee Table.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on August 7, 2026.

ORION ENERGY SYSTEMS, INC.
By: /s/ Sally A. Washlow
Sally A. Washlow
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 7, 2026. Each person whose signature appears below constitutes and appoints Sally A. Washlow and J. Per Brodin, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Sally A. Washlow	Chief Executive Officer and Director
Sally A. Washlow	(Principal Executive Officer)

/s/ J. Per Brodin	Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer
J. Per Brodin	(Principal Financial and Accounting Officer)

/s/ Anthony L. Otten	Board Chair
Anthony L. Otten

/s/ Ellen B. Richstone	Director
Ellen B. Richstone

/s/ Richard A. Shapiro	Director
Richard A. Shapiro

/s/ Heather L. Wishart-Smith	Director
Heather L. Wishart-Smith